Exhibit 10.3

AMENDMENT TO AWARDS ISSUED BY THE WENDY’S COMPANY

UNDER THE WENDY’S COMPANY 2020 OMNIBUS AWARD PLAN

This Amendment (this “Amendment”) is hereby adopted as of this 4th day of November, 2026 (the “Effective Date”) by The Wendy’s Company (the “Company”) to amend certain outstanding Awards that had been granted under The Wendy’s Company 2020 Omnibus Award Plan (as amended, the “2020 Plan”). This Amendment amends certain outstanding Awards to revise the terms applicable upon a Participant’s termination of employment or service to the Company and its Subsidiaries following a Change in Control (as defined in the 2020 Plan). Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the 2020 Plan.

Recitals:

WHEREAS, pursuant to the 2020 Plan, the Board may, in its sole discretion, at any time and from time to time, administer the Plan with respect to Awards and, in such case, the Board shall have all the authority granted to the Compensation and Human Capital Committee of the Board (the “CHC Committee”) and the Performance Compensation Subcommittee of the CHC Committee under the Plan;

WHEREAS, the Board wishes to amend certain terms of certain outstanding Awards, as permitted by Section 13(b) of the 2020 Plan, pursuant to this Amendment; and

WHEREAS, this Amendment was approved in all respects at a meeting of the Board held on November 4, 2026, to which all non-employee directors of the Board were invited, and which was attended by a quorum of the Board, including members of the Board constituting a quorum of the CHC Committee and a quorum of the Performance Compensation Subcommittee of the CHC Committee.

NOW, THEREFORE, the Company amends certain terms of certain outstanding Awards, as permitted by Section 13(b) of the 2020 Plan, as follows:

1. Amendment of Section 5 of the Long-Term Performance Unit Award Agreement for the December 30, 2024 to January 2, 2028 Performance Period. Section 5 of the Long-Term Performance Unit Award Agreement for the December 30, 2024 to January 2, 2028 Performance Period is hereby amended by deleting the same in their entirety and substituting therefor the following:

(a) In the event a Change in Control occurs during the Performance Period, then immediately before such Change in Control, any unvested outstanding Units shall be converted (without proration for the percentage of the Performance Period that has elapsed) into time-based restricted stock units (vesting on the last day of the Performance Period); provided, that the number of Units that shall be converted into time-based restricted stock units shall be based on (i) with respect to each of Global Systemwide Sales Growth and Global Company-Operated Restaurant Margin Acceleration, (A) actual performance through the end of the applicable measurement period specified in this Agreement with respect to the applicable Performance Goal, for any such completed measurement period as of the Change in Control and (B) the greater of actual performance through the date of the Change in Control and Target performance, for any measurement period specified in this Agreement with respect to the applicable Performance Goal that has not been completed as of the Change in Control and (ii) with respect to the Company TSR Percentile Ranking, actual performance through the date of the Change in Control (or, if earlier, the end of the applicable Performance Period), in each case, as determined by the Committee. If, to the extent applicable, such time-based restricted stock units are not assumed or replaced by the acquirer/continuing entity in connection with such Change in Control on terms deemed by the Committee to be substantially equivalent, then all such time- based restricted stock units shall vest (and the restrictions thereon shall lapse) on the date of the Change in Control and shall be paid out to the Participant in shares of Common Stock as soon as practicable following the Committee’s determination, but in no event later than seventy-four (74) days following the last day of the calendar year in which the Change in Control occurred. Any such determination(s) by the Committee shall be final and binding on all parties, absent manifest error.

(b) In the event the Participant’s employment or service to the Company and its Subsidiaries is terminated prior to the end of the Performance Period by the Company or its Subsidiaries other than for Cause (and other than due to death or Disability), or by the Participant for Good Reason, in each case following a Change in Control, then the Participant shall become fully vested in the time-based restricted stock units received pursuant to Section 5(a) above and the restrictions thereon shall immediately lapse as of the date of such termination of employment or service. The restricted stock units earned in accordance with the foregoing shall be paid out to the Participant in shares of Common Stock as soon as practicable following the Committee’s determination, but in no event later than seventy-four (74) days following the last day of the calendar year in which the termination of employment occurred.

2. Amendment of Section 4 of the Long-Term Performance Unit Award Agreements for the December 29, 2025 to December 31, 2028 Performance Period. Section 4 of the Long-Term Performance Unit Award Agreement for the December 29, 2025 to December 31, 2028 Performance Period is hereby amended by deleting the same in their entirety and substituting therefor the following:

(a) In the event a Change in Control occurs during the Performance Period, then immediately before such Change in Control, any unvested outstanding Units shall be converted (without proration for the percentage of the Performance Period that has elapsed) into time-based restricted stock units (vesting on the last day of the Performance Period); provided, that the number of Units that shall be converted into time-based restricted stock units shall be based on (i) with respect to Global Systemwide Sales Growth, (A) actual performance through the end of the applicable measurement period specified in this Agreement with respect to such Performance Goal, for any such completed measurement period as of the Change in Control and (B) the greater of actual performance through the date of the Change in Control and Target performance, for any measurement period specified in this Agreement with respect to such Performance Goal that has not been completed as of the Change in Control and (ii) with respect to the Company TSR Percentile Ranking, actual performance through the date of the Change in Control (or, if earlier, the end of the applicable Performance Period), in each case, as determined by the Committee. If, to the extent applicable, such time-based restricted stock units are not assumed or replaced by the acquirer/continuing entity in connection with such Change in Control on terms deemed by the Committee to be substantially equivalent, then all such time-based restricted stock units shall vest (and the restrictions thereon shall lapse) on the date of the Change in Control, the Award shall terminate pursuant to Treasury Regulation section 1.409A-3(j)(4)(ix)(B) (and all other arrangements that are consequently required to terminate under Treasury Regulation section 1.409A-3(j)(4)(ix)(B) shall also terminate) and the Award (and all other arrangements terminating pursuant to Treasury Regulation section 1.409A-3(j)(4)(ix)(B)) shall be paid out to the Participant as soon as practicable following the Committee’s determination, but in no event later than seventy-four (74) days following the last day of the calendar year in which the Change in Control occurred (or, if earlier, 12 months following the Change in Control Event). Any such determination(s) by the Committee shall be final and binding on all parties, absent manifest error.

(b) In the event the Participant’s employment or service to the Company and its Subsidiaries is terminated prior to the end of the Performance Period by the Company or its Subsidiaries other than for Cause (and other than due to death or Disability), or by the Participant for Good Reason, in each case following a Change in Control, then the Participant shall become fully vested in all the time-based restricted stock units received pursuant to Section 4(a) above and the restrictions thereon shall immediately lapse as of the date of such termination of employment or service. The restricted stock units earned in accordance with the foregoing shall be paid out to the Participant in shares of Common Stock as soon as practicable following the Committee’s determination, but in no event later than seventy-four (74) days following the Participant’s separation from service (subject to the six-month delay required by Section 14(t)(ii) of the Plan, if the Participant is a “specified employee” at the time of separation); provided, however, that if the Participant’s separation from service occurs more than two years after the Change in Control, or if the Change in Control is not a change in the ownership or effective control of the Company within the meaning of Section 409A(a)(2)(A)(v) of the Code, payment shall be made at the time prescribed by Section 3(c) above.

3. Amendment to Post-Change in Control Protection Period. Notwithstanding anything to the contrary in any award agreement evidencing outstanding Awards (other than Awards issued pursuant to any Long-Term Performance Unit Award Agreement, “Performance Units”, or any Awards issued to any non-employee directors) or the 2020 Plan, in the event of the termination of the Participant’s employment or service to the Company and its Subsidiaries by the Company other than for Cause (and other than due to death or Disability), or by the Participant for Good Reason, in each case, within eighteen (18) months following a Change in Control, all the Participant’s outstanding Awards (other than Performance Units) shall be fully vested. This provision shall not apply to Performance Units, which are addressed in Sections 1 and 2 of this Amendment, or any Awards issued to any non-employee directors.

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IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized officer, to be effective as of the Effective Date.

THE WENDY’S COMPANY

By:	/s/ John Min
Printed Name: John Min
Title: Chief Legal Officer and Secretary